UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 14, 2005

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts		02370
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                      Entry into a Material Definitive Agreement.

Severance Agreement

On June 15, 2005, BioSphere Medical, Inc. (“BioSphere”) entered into a Separation and Settlement Agreement and Release (the “Separation Agreement”) with Jonathan McGrath, BioSphere’s former Vice President, Research and Development.

Pursuant to the terms of the Separation Agreement, in connection with Mr. McGrath’s termination from BioSphere on March 31, 2005, Mr. McGrath will receive severance consideration in an amount equal to $65,000, payable in a lump sum eight days after the execution of the Separation Agreement, provided Mr. McGrath has not revoked his acceptance of the Separation Agreement during the seven-day revocation period provided under the terms of the Separation Agreement (the “Revocation Period”).  In addition, the Separation Agreement provides that Mr. McGrath may exercise the vested portion of the option to purchase BioSphere common stock granted to Mr. McGrath pursuant to an Incentive Stock Option Agreement dated as of July 29, 1999 on the eighth day after the execution of the Separation Agreement, provided Mr. McGrath has not revoked his acceptance of the Separation Agreement during the Revocation Period.

Also pursuant to the Separation Agreement, Mr. McGrath has agreed to release BioSphere from all claims arising out of Mr. McGrath’s employment with or separation from BioSphere and BioSphere has agreed to release Mr. McGrath from all claims arising out of his employment with BioSphere.  The Separation Agreement also provides that Mr. McGrath shall remain subject to the non-disclosure, non-competition and non-solicitation obligations set forth in that certain Employment Agreement, dated March 25, 2004, between BioSphere and Mr. McGrath.

The description of the terms and conditions of the Separation Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement attached hereto as Exhibit 10.1 and incorporated by this reference.

Letter Agreement – Martin J. Joyce

On June 14, 2005, BioSphere entered into a letter agreement  (the “Joyce Agreement”) with Martin J. Joyce, pursuant to which BioSphere offered Mr. Joyce continued at-will employment with BioSphere as Vice President and Chief Financial Officer.  The Joyce Agreement supercedes the terms of any prior agreements purporting to set forth the terms and conditions of his employment with BioSphere including, without limitation, the Employment Agreement and the Executive Retention Agreement, each dated as of September 14, 2005, between Mr. Joyce and BioSphere.

The Joyce Agreement provides that Mr. Joyce shall be employed on an at-will basis and that either Mr. Joyce or BioSphere may terminate the employment relationship, with or without cause, at any time, with or without notice.  Under the terms of the Joyce Agreement, Mr. Joyce will continue to be paid an annual base salary of $196,838, subject to adjustment thereafter as may be determined by BioSphere’s Board of Directors.  Provided that Mr. Joyce is an employee of BioSphere at the time such bonuses are customarily paid, Mr. Joyce will be entitled to an annual performance bonus in an amount equal to up to 30% of his then-current base salary, based upon BioSphere’s evaluation of Mr. Joyce’s achievement of milestones and objectives to be mutually agreed upon on an annual basis by Mr. Joyce and the Compensation Committee of

BioSphere’s Board of Directors.  The Joyce Agreement also provides that Mr. Joyce will continue to be eligible to participate in all benefit programs that BioSphere establishes and generally makes available to its employees, including BioSphere’s health insurance plan, 401(k) plan and policies governing paid time off.

As consideration for Mr. Joyce’s execution of the Joyce Agreement,  Mr. Joyce was granted (i) an option to purchase 100,000 shares of BioSphere common stock pursuant to the terms of BioSphere’s 1997 Stock Incentive Plan, becoming exercisable in equal installments on the first five anniversaries of the date of grant and (ii) an option to purchase 50,000 shares of BioSphere common stock pursuant to the terms of BioSphere’s 1997 Stock Incentive Plan, one third of which shares become exercisable on the first anniversary of the date on which revenue from the commercial sale of BioSphere products exceeds $25 million over a continuous 12-month period (the “Revenue Benchmark”), and thereafter the option shall become exercisable in equal thirds on the second and third anniversaries of the achievement of the Revenue Benchmark; provided that, if on June 14, 2012 the Revenue Benchmark has not occurred, the option shall vest in full.  Each option is exercisable at a price equal to the closing price of BioSphere’s common stock on The NASDAQ National Market on the date of grant, which was $4.49.  The options have a term of ten years and vest and become exercisable, subject to Mr. Joyce’s continued employment with BioSphere, and the vested portion of such options terminate, if not exercised, 90 days after his employment ends.

In addition, the Joyce Agreement provides that if BioSphere terminates Mr. Joyce’s at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the Joyce Agreement), then BioSphere will continue to pay Mr. Joyce (i) his salary as in effect on the date of his termination and (ii) the amount of the annual bonus paid to Mr. Joyce for the fiscal year immediately preceding the date of his termination.  The Joyce Agreement further provides that, until the date that is twelve months after the date of such termination, BioSphere will also provide Mr. Joyce reimbursement for the share of the premium for group medical and dental coverage that is paid by BioSphere for active and similarly-situated BioSphere employees who receive the same type of coverage.  BioSphere’s obligation to make such payments or provide such benefits shall immediately terminate if Mr. Joyce breaches the non-competition, non-solicitation or non-disclosure provisions contained in the Joyce Agreement.

The Joyce Agreement provides that for the duration of Mr. Joyce’s employment with BioSphere and continuing for a period of one year after the termination or cessation of such employment for any reason, Mr. Joyce will not (i) engage in any business that is competitive with BioSphere’s business, (ii) solicit any BioSphere employee to leave the employ of BioSphere or (iii) solicit for employment any person who was employed by BioSphere at the time of Mr. Joyce’s termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with BioSphere has been terminated for a period of at least six months.  The Joyce Agreement sets also forth proprietary information and developments covenants in favor of BioSphere.

The description of the terms and conditions of the Joyce Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Joyce Agreement attached hereto as Exhibit 10.2 and incorporated by this reference.

Letter Agreement – Peter C. Sutcliffe

On June 14, 2005, BioSphere entered into a letter agreement  (the “Sutcliffe Agreement”) with Peter C. Sutcliffe, pursuant to which BioSphere offered Mr. Sutcliffe continued at-will employment with BioSphere as Vice President, Operations.  The Sutcliffe Agreement supercedes the terms of any prior agreements purporting to set forth the terms and conditions of his employment with BioSphere including, without limitation, the Employment Agreement and the Executive Retention Agreement, each dated as of March 25, 2004, between Mr. Sutcliffe and BioSphere.

The Sutcliffe Agreement provides that Mr. Sutcliffe shall be employed on an at-will basis and that either Mr. Sutcliffe or BioSphere may terminate the employment relationship, with or without cause, at any time, with or without notice.  Under the terms of the Sutcliffe Agreement, Mr. Sutcliffe will continue to be paid an annual base salary of $189,960, subject to adjustment thereafter as may be determined by BioSphere’s Board of Directors.  Provided that Mr. Sutcliffe is an employee of BioSphere at the time such bonuses are customarily paid, Mr. Sutcliffe will be entitled to an annual performance bonus in an amount equal to up to 30% of his then-current base salary, based upon BioSphere’s evaluation of Mr. Sutcliffe’s achievement of milestones and objectives to be mutually agreed upon on an annual basis by Mr. Sutcliffe and the Compensation Committee of BioSphere’s Board of Directors.  The Sutcliffe Agreement also provides that Mr. Sutcliffe will continue to be eligible to participate in all benefit programs that BioSphere establishes and generally makes available to its employees, including BioSphere’s health insurance plan, 401(k) plan and policies governing paid time off.

As consideration for Mr. Sutcliffe’s execution of the Sutcliffe Agreement, Mr. Sutcliffe was granted (i) an option to purchase 100,000 shares of BioSphere common stock pursuant to the terms of BioSphere’s 1997 Stock Incentive Plan, becoming exercisable in equal installments on the first five anniversaries of the date of grant and (ii) an option to purchase 50,000 shares of BioSphere common stock pursuant to the terms of BioSphere’s 1997 Stock Incentive Plan, one third of which shares become exercisable on the first anniversary of the date on which revenue from the commercial sale of BioSphere products exceeds $25 million over a continuous 12-month period (the “Revenue Benchmark”), and thereafter the option shall become exercisable in equal thirds on the second and third anniversaries of the achievement of the Revenue Benchmark; provided that, if on June 14, 2012 the Revenue Benchmark has not occurred, the option shall vest in full.  Each option is exercisable at a price equal to the closing price of BioSphere’s common stock on The NASDAQ National Market on the date of grant, which was $4.49.  The options have a term of ten years and vest and become exercisable, subject to Mr. Sutcliffe’s continued employment with BioSphere, and the vested portion of such options terminate, if not exercised, 90 days after his employment ends.

In addition, the Sutcliffe Agreement provides that if BioSphere terminates Mr. Sutcliffe’s at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the Sutcliffe Agreement), then BioSphere will continue to pay Mr. Sutcliffe (i) his salary as in effect on the date of his termination and (ii) the amount of the annual bonus paid to Mr. Sutcliffe for the fiscal year immediately preceding the date of his termination.  The Sutcliffe Agreement further provides that, until the date that is twelve months after the date of such termination, BioSphere will also provide Mr. Sutcliffe reimbursement for the share of the premium for group medical and dental coverage that is paid by BioSphere for active and similarly-situated BioSphere employees who receive the same type of coverage.  BioSphere’s obligation to make such payments or provide such benefits shall immediately terminate if Mr. Sutcliffe breaches the non-competition, non-solicitation or non-disclosure provisions contained in the Sutcliffe Agreement.

The Sutcliffe Agreement provides that for the duration of Mr. Sutcliffe’s employment with BioSphere and continuing for a period of one year after the termination or cessation of such employment for any reason, Mr. Sutcliffe will not (i) engage in any business that is competitive with BioSphere’s business, (ii) solicit any BioSphere employee to leave the employ of BioSphere or (iii) solicit for employment any person who was employed by BioSphere at the time of Mr. Sutcliffe’s termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with BioSphere has been terminated for a period of at least six months.  The Sutcliffe Agreement sets also forth proprietary information and developments covenants in favor of BioSphere.

The description of the terms and conditions of the Sutcliffe Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Sutcliffe Agreement attached hereto as Exhibit 10.3 and incorporated by this reference.

Compensation of Executive Officers

On June 14, 2005, the Compensation Committee of the Board of Directors of BioSphere approved the following compensation arrangements for the executive officers of BioSphere:

Executive Officer	Current Annual Salary	2005 Bonus Target (1)

Richard J. Faleschini President and Chief Executive Officer	$300,000		(2)

Martin J. Joyce Vice President and Chief Financial Officer	$196,839	$59,850

Peter C. Sutcliffe Vice President, Manufacturing	$189,961	$56,988

Gary M. Saxton Senior Vice President and General Manager	$223,000	$89,200

(1) 2005 bonuses will be based upon the achievement of (i) certain financial objectives, including revenue and operating loss, and (ii) certain operational objectives, including objectives tied to organizational design, development and implementation of strategic plans, investor relations and recruitment and retention.

(2) Pursuant to the Employment Agreement, dated November 2, 2004, between BioSphere and Mr. Faleschini, Mr. Faleschini is entitled to an annual bonus in an amount equal to up to 50% of his then-current base salary, to be paid based upon Mr. Falesshini’s achievement of milestones to be mutually agreed upon annually by Mr. Faleshini and the Compensation Committee of BioSphere’s Board of Directors (referenced in footnote (1) above).  Mr. Faleschini’s Employment Agreement further provides that Mr. Faleschini is guaranteed a minimum bonus equal to 25% of his current base salary for the first calendar year in which the Employment Agreement is effective.

In addition to the compensation arrangements above, each of BioSphere’s executive officers is eligible to participate in BioSphere’s 1997 Stock Incentive Plan and any successor plan.

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2005	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Settlement Agreement and Release, dated as of June 15, 2005, between BioSphere Medical, Inc. and Jonathan McGrath.
10.2	Letter Agreement, dated as of June 14, 2005, between BioSphere Medical, Inc. and Martin J. Joyce.
10.3	Letter Agreement, dated as of June 14, 2005, between BioSphere Medical, Inc. and Peter C. Sutcliffe.